PRELIMINARY COPY - FOR INFORMATION OF SEC ONLY


                        FRANKLIN ELECTRIC CO., INC.





                           400 East Spring Street
                          Bluffton, Indiana 46714

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               To Be Held
                       May 5, 2004 at 9:00 A.M., E.S.T.


To the Shareholders of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS OF FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA CORPORATION, WILL BE HELD AT THE PRINCIPAL OFFICE OF THE COMPANY, 400 EAST SPRING STREET, BLUFFTON, INDIANA, ON WEDNESDAY, MAY 5, 2004, AT 9:00 A.M., E.S.T. THE PURPOSES OF THE MEETING ARE TO:

1. Elect three directors for terms expiring at the 2007 Annual Meeting of Shareholders;

2. Approve an amendment to the Company's Restated Articles of Incorporation to increase the number of shares of authorized common stock;

3. Ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2004 fiscal year; and

4. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on February 27, 2004 will be entitled to notice of and to vote at the Annual Meeting.

     You are urged to vote your proxy regardless of whether you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.



                                       Gregg C. Sengstack
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary

Bluffton, Indiana
March xx, 2004

                          FRANKLIN ELECTRIC CO., INC.
                           400 East Spring Street
                           Bluffton, Indiana 46714
                           -----------------------

                               PROXY STATEMENT
                               ---------------

                        ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 5, 2004

                              GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street,
Bluffton, Indiana, for use at the Annual Meeting of Shareholders to be held on May 5, 2004 or any adjournment or postponement thereof. This Proxy Statement, together with the Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders on or about March xx, 2004. Neither the Annual Report nor the financial statements contained therein are to be considered part of this soliciting material.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

                          VOTING INSTRUCTIONS

     Shareholders may attend the Annual Meeting and vote their shares in person. Shareholders may also choose to submit their proxies by any of the following methods:

VOTING BY MAIL: Complete the enclosed proxy, date and sign it, and return it in the envelope provided.

VOTING BY TELEPHONE: Call the toll-free telephone number provided on the proxy. Telephone voting will be available through April 30, 2004, 24 hours a day. Detailed instructions will be provided during the call, and the procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder's social security/taxpayer I.D. number. Shareholders that vote by telephone should not return the proxy card.

VOTING BY INTERNET: Sign-on to the website address identified on the proxy. Internet voting will be available through April 30, 2004, 24 hours a day. Detailed instructions will be provided on the website, and the procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder's social security/taxpayer I.D. number. Shareholders that vote by internet should not return the proxy card.

     SHAREHOLDERS WHO ARE PARTICIPANTS IN THE COMPANY'S EMPLOYEE STOCK OWNERSHIP PLAN AND/OR DIRECTED INVESTMENT SALARY PLAN WILL RECEIVE A VOTING INSTRUCTION CARD THAT COVERS THE SHARES CREDITED TO THEIR PLAN ACCOUNTS. SUCH SHAREHOLDERS MAY NOT VOTE BY TELEPHONE OR INTERNET.

     If the enclosed proxy is properly voted, the shares represented thereby will be voted in the manner specified in the proxy. If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted:

  FOR the election of the nominees for director as set forth in this Proxy
   Statement;
  FOR approval of an amendment to the Company's Restated Articles of Incorporation to increase the number of shares of authorized common stock;
  FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2004 fiscal year; and in accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

     A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Gregg C. Sengstack, Senior Vice President, Chief Financial Officer and Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) executing and delivering a subsequently dated proxy by mail, over the telephone or through the Internet, or (iii) by attending the Annual Meeting and voting in person.

           SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 27, 2004 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 25,000,000 shares of common stock, $.10 par value (the "Common Stock"), authorized, of which xx,xxx,xxx shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

                     SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of February 27, 2004, unless otherwise noted. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

Wells Fargo Bank Minnesota, N.A.        1,183,834 (1)                xx.xx
Midwest Plaza, West Tower
Suite 700
801 Nicolette Mall
Minneapolis, MN 55479-0065

Select Equity Group, Inc., jointly      1,171,213 (2)                 x.xx
with George S. Loening
380 Lafayette Street, 6th Floor
New York, NY 10003

Patricia Schaefer                         986,042 (3)                 x.xx
5400 Deer Run Court
Muncie, IN 47304

Diane D. Humphrey                         922,199                    x.xx
2279 East 250 North Road
Bluffton, IN  46714

T. Rowe Price Associates, Inc.            773,600 (4)                 x.xx
100 E. Pratt Street
Baltimore, MD  21202

Ruane, Cunniff & Co., Inc.                572,973 (5)                 x.xx
767 5th Avenue, Suite 4701
New York, NY  10153

Marvin C. Schwartz                        456,520 (6)                  x.xx
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158

(1) Wells Fargo Bank holds these shares as Trustee under the Company's Employee Stock Ownership Plan (the "ESOP"), Directed Investment Salary
Plan (the "401(k) Plan"), and defined benefit pension plans. Share information is from January 2004 Trust records provided by Wells Fargo
Bank. The shares held in the ESOP and 401(k) Plan will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts. Unallocated shares and allocated shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee Benefits Committee of the Company. The Employee Benefits Committee is appointed by the Company's Board of Directors to oversee the Company's employee benefit plans. In the absence of any direction from the Employee Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations. The Trustee has no investment power over allocated shares and has shared investment power over unallocated shares. The shares held in the defined benefit pension plans will be voted pursuant to the direction of the Employee Benefits Committee of the Company, which also has investment power over these shares.
(2) According to a Schedule 13G jointly filed with the SEC on February 12, 2004, Select Equity Group, Inc., Select Offshore Advisors, LLC and
George S. Loening have sole investment and voting power with respect to 1,171,213 shares, and no shared voting or investment power.
(3) Includes 32,000 shares issuable pursuant to stock options exercisable within 60 days after February 27, 2004.
(4) According to a Schedule 13G filed with the SEC on February 13, 2004, T. Rowe Price Associates, Inc. has sole investment power with respect to 773,600 shares, sole voting power with respect to 314,900 shares and no shared voting or investment power. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5) According to a Schedule 13G filed with the SEC on February 13, 2004, Ruane, Cunniff & Co., Inc. has sole investment power with respect to 572,973 shares, sole voting power with respect to 126,912 shares and no shared voting or investment power.
(6) According to a Schedule 13D filed with the SEC on December 10, 2003, Marvin C. Schwartz has sole investment and sole voting power with respect to 456,520 shares, shared investment power with respect to 39,872 shares and no shared voting power.

  The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of February 27, 2004. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME OF                           AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS


Peter-Christian Maske                    135,098(1)(2)                 *

Donald J. Schneider                      105,042(1)(3)                         *

Gregg C. Sengstack                        96,693(1)(2)                         *

Jess B. Ford                              67,233(1)(2)                *

R. Scott Trumbull                         62,481(1)(3)                *

Robert H. Little                          41,490(1)                  *

Howard B. Witt                            39,300(1)                  *

William H. Lawson                         39,009                     *

Jerome D. Brady                           20,411(1)(3)                *

Kirk M. Nevins                             6,686(1)(2)                         *

David A. Roberts                               0                    *

All directors and                      1,798,073(1)(2)(3)             xx.xx
executive officers as
a group

* Less than 1 percent of class

(1) Includes shares issuable pursuant to stock options exercisable within 60 days after February 27, 2004 as follows: Mr. Maske, 96,000; Mr.
     Schneider, 32,000; Mr. Sengstack, 38,800; Mr. Ford, 60,000; Mr. Trumbull, 60,000; Mr. Little, 27,000; Mr. Witt, 26,000; Mr. Brady, 20,000; Mr.
     Nevins, 3,000; and all directors and executive officers as a group,
     505,800.
(2) Includes shares held by the ESOP Trustee as to which the individuals do not have investment power as follows: Mr. Maske, 835; Mr. Sengstack, 3,031; Ford, 1,547; Mr. Nevins, 1,606 and all directors and executive officers as a group, 15,401.
(3)	  Excludes 1,401 stock units credited to Mr. Schneider, 890 stock units credited to Mr. Trumbull and 2,499 stock units credited to Mr. Brady pursuant to the terms of the Nonemployee Directors' Deferred Compensation Plan described under "Information About the Board and its Committees".

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10 percent shareholders of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all applicable
Section 16(a) filing requirements applicable to them during 2003.

                          ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of five to nine directors, with the exact number set by the Board of Directors by resolution. The Board of Directors currently consists of seven directors, divided into three classes of two or three directors each. Each year, the directors of one of the three classes are elected to serve terms of three years and until their successors have been elected and qualified. Two directors will be elected at the Annual Meeting this year. Directors are elected by the affirmative vote of a plurality of the shares voted (i.e., the two nominees who receive the most votes will be elected).

     Donald J. Schneider and R. Scott Trumbull have been nominated to serve as directors of the Company for terms expiring in 2007. Mr. Schneider and Mr. Trumbull are currently directors of the Company. The nominees have indicated their willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

                   INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are as follows:

NOMINEES FOR TERMS EXPIRING IN 2007
-----------------------------------

                                                                   DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION                SINCE

Donald J. Schneider,        68  Chairman of the Board of Schneider   1988
  Director of the Company       National Inc., an asset based
                                logistics company.  Director of
                                Green Bay Packers.

R. Scott Trumbull,          55  Chairman of the Board                1998
  Chairman of the Board         and Chief Executive Officer
  and Chief Executive           of the Company. Formerly
  Officer of the Company        Executive Vice President and
                                Chief Financial Officer,
                                International Operations and
                                Corporate Development, Owens-Illinois,
                                a manufacturer of glass and plastic
                                packaging. Director, Health Care REIT
                                and Schneider National, Inc.

CONTINUING DIRECTORS
--------------------

DIRECTORS WHOSE TERMS EXPIRE IN 2005
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

Howard B. Witt,             63  Chairman of the Board, President    1994
  Director of the Company       and  Chief Executive Officer,
                                Littelfuse, Inc.; a
                                manufacturer of electronic,
                                electrical and automotive fuses.
                                Director, Artisan Funds, Inc.

David A. Roberts            56  President and Chief Executive       2003
  Director of the Company       Officer, Graco, Inc., a
                                manufacturer of fluid-handling
                                equipment and systems, since June
                                2001; Formerly, Group Vice
                                President, The Marmon Group, Inc.
                                a diversified manufacturer,
                                1995 to 2001.

DIRECTORS WHOSE TERMS EXPIRE IN 2006
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

Jerome D. Brady,            60  Retired in 2000; Formerly           1998
  Director of the Company       President & Chief Executive
                                Officer of C&K Components;
                                a manufacturer of electro-
                                mechanical switches; Director,
                                Circor International, Inc.

Robert H. Little,           68  Retired in 1997; Formerly           1987
  Director of the Company       President, Waddle Manufacturing
                                Inc., a producer of precision
                                fabrications for the
                                electronics and medical
                                device industries.

Patricia Schaefer,          73  Retired; Director Muncie Public     1982
  Director of the Company       Library; Muncie, Indiana.

              INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Nonemployee directors are paid an annual director's fee of $35,000 plus a fee of $1,500 for each Board and Board committee meeting attended. The audit committee chairman receives an additional fee of $6,000 and the personnel and compensation committee chairman receives a fee of $3,500. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees. John B. Lindsay, a director of the Company until his retirement in August 2003, received $22,500 for consulting services he rendered to the Company.

     Nonemployee directors participate in the Franklin Electric Co., Inc. Stock Option Plan (the "Stock Option Plan"). Under the Stock Option Plan, each person who is a nonemployee director of the Board following each Annual Meeting is granted an option to purchase 4,000 shares at an option price equal to the fair market value of the Company's Common Stock on the date the option is granted. On April 25, 2003, Mr. Brady, Mr. Lindsay, Mr. Little, Ms. Schaefer, Mr. Schneider, and Mr. Witt each received an option to purchase 4,000 shares at an exercise price of $50.45 per share.

     Nonemployee directors may also participate in the Nonemployee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, each nonemployee director may elect to receive his or her annual director's fee in Company shares or in cash. If Company shares are elected, nonemployee directors may also elect to defer issuance of the shares (until service on the Board terminates), in which case the director's fee is converted into stock units. Mr. Schneider elected to receive his respective fiscal 2003 director's fees in Company shares and to defer issuance of the shares. Accordingly, on April 25, 2003, Mr. Schneider was credited with 693 stock units.

     The Company has a Consulting Directors' Plan for nonemployee directors who retire from Board service at age 70 or older. Under the Consulting Directors' Plan, a retiring director may enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement. The consulting director can receive this fee up to the same number of years that were served as director. During 2003, Dr. N. A. Lamberti and Mr. William W. Keefer, who retired in 1988 and 1996, with 19 and 28 years of service, respectively, participated in the Consulting Directors' Plan. In 2003, Messrs. Lamberti and Keefer received an annual fee of $15,000 and $20,000, respectively. The Company froze the Consulting Directors' Plan in 2003; accordingly, future participation in the Consulting Directors' Plan will be limited to the Company's nonemployee directors first elected for service before 2003, and those retired nonemployee directors currently receiving annual fees for their consulting services.

DIRECTOR INDEPENDENCE

     The Board of Directors of the Company has determined that each of the current directors, except for R. Scott Trumbull, Chairman of the Board and Chief Executive Officer of the Company, is an independent director in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under the applicable rules adopted by the Nasdaq Stock Market ("Nasdaq").

MEETINGS

     The Board held six (6) regularly scheduled meetings during 2003. Each director attended at least 75 percent of the aggregate meetings of the Board and Board committees of which he or she was a member during the period that each served as a director. All directors, who were members of the Board at that time, attended the 2003 Annual Meeting of Shareholders.

COMMITTEES

     The committees of the Board are: the Audit Committee and the Personnel and Compensation Committee.

     AUDIT COMMITTEE.  The current members of the Audit Committee are Jerome
D. Brady (Chairman), Robert H. Little and Patricia Schaefer. The Board of Directors has determined that each member of the Audit Committee is an independent director in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under applicable Nasdaq rules. In February 2004, the Board of Directors adopted a revised Audit Committee charter. A copy of the charter is included as Exhibit A to this Proxy Statement and is also available on the Company's website at www.fele.com under "Corporate Governance." Under its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, the Company's process for monitoring compliance with laws and regulations, and the audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. The Audit Committee held five (5) meetings in 2003.

     PERSONNEL AND COMPENSATION COMMITTEE. The current members of the Personnel and Compensation Committee (the "Compensation Committee") are Howard
B. Witt (Chairman), David A. Roberts and Donald J. Schneider. The Board of Directors has determined that each member of the Compensation Committee is an independent director in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under applicable Nasdaq rules. In February 2004, the Board of Directors adopted a Compensation Committee charter, a copy of which is available on the Company's website at www.fele.com under "Corporate Governance." Under its charter, the Compensation Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers and directors of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; periodically reviews the Company's policies in the area of management benefits; and oversees the Company's management development and organization structure. The Compensation Committee held four (4) meetings in 2003.

     The Compensation Committee is also responsible for identifying and recommending to the Board candidates for director. The Compensation Committee seeks to identify as candidates for director persons from various backgrounds and with a variety of life experiences who have a reputation for and a record of integrity and good business judgment. The Committee also considers whether a person has experience in a highly responsible position in a profession or industry relevant to the conduct of the Company's business. The Compensation Committee takes into account the current composition of the Board and the extent to which a person's particular expertise, experience and ability and willingness to make an appropriate time commitment will complement the expertise and experience of other directors. Candidates for director should also be free of conflicts of interest or relationships that may interfere with the performance of their duties. Based on its evaluation and consideration, the Compensation Committee submits its recommendation for director candidates to the full Board of Directors, which is then responsible for selecting the candidates to be elected by the shareholders.

     The Compensation Committee will consider as candidates for director persons recommended or nominated by shareholders. Nominations of directors may be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected.

OTHER CORPORATE GOVERNANCE MATTERS

     In February 2004, the Board of Directors adopted revised Corporate Governance Guidelines, a copy of which is available on the Company's website at www.fele.com under "Corporate Governance." The Guidelines provide, among other things, that the Company's independent directors will meet in executive session, outside the presence of the non-independent directors and management, at least twice a year.

     Shareholders may contact the Board of Directors, any Board committee, any independent director or any other director by writing to the Secretary of the Company as follows:

            Franklin Electric Co., Inc.
            Attention:  [Board of Directors]
            [Board Committee] [Board Member]
            c/o Corporate Secretary
            Franklin Electric Co., Inc.
            400 E. Spring Street
            Bluffton, IN  46714

     The independent directors of the Board have approved a process for collecting, organizing and responding to written shareholder communications addressed to the Board, Board committees or individual directors.

                            AUDIT COMMITTEE REPORT

     In accordance with SEC rules the Audit Committee of the Company states that:

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended January 3, 2004.

     The Audit Committee has reviewed and discussed with Deloitte & Touche
      LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented ("Communications with Audit Committees").

     The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as modified or supplemented ("Independence Discussions with Audit Committees"), and has discussed with Deloitte & Touche LLP the independent accountant's independence.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004 for filing with the SEC.

     This report is submitted on behalf of the members of the Audit Committee:


                                          Jerome D. Brady (Chairman)
                                          Robert H. Little
                                          Patricia Schaefer

                      COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Compensation Committee to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term strategic capability. The Compensation Committee has retained a compensation consulting firm to provide information on compensation packages of firms of similar size and industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets for the purpose of determining cash bonuses as well as stock incentive vehicles designed to closely align the executive's reward to that of the shareholders.

     For the Chief Executive Officer, the current compensation package includes a base salary, an annual incentive cash bonus and stock options. The Compensation Committee believes the combined value of base salary plus incentive cash bonus approximates the market value of compensation provided to similarly situated executives as reflected in published market surveys. The Compensation Committee believes, however, that a significant portion of executive officer compensation, including the Chief Executive Officer, should be dependent upon corporate performance. Accordingly, base salaries have been established at average market levels, while a greater than average annual incentive cash bonus may be achieved.

      The Compensation Committee fixed a benchmark to determine the level, if any, of the annual incentive cash bonus to be paid. The benchmarks used were pre-tax return on net assets and earnings per share growth rate. Considering these ratios, a bonus percentage of base salary was then determined. For 2003, however, according to the terms of his employment contract, the bonus percentage for the Chief Executive Officer was set at 100 percent of base salary for 2003.

     As an additional incentive, the Committee makes grants and awards under the Company's shareholder-approved stock option plans. The purpose of these plans is to encourage elective stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information, observations and recommendations on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers under prior grants and awards and determines whether additional grants or awards are appropriate. In 2003, according to the terms of his employment contract the Committee made a stock option grant to the Chief Executive Officer for 200,000 shares. The Committee did not make any other stock option grants in 2003 to any of the other executive officers named in the Summary Compensation Table.

     The annual compensation of the other executive officers includes a base salary and an annual incentive cash bonus, determined similarly to that described above for the Chief Executive Officer.

     Section 162(m) of the Internal Revenue Code, which sets limitations on the deductibility of executive compensation, did not affect compensation paid to any executive officer in 2003 and is not expected to have an effect on compensation payable in 2004.


                                          Howard B. Witt (Chairman)
                                          David A. Roberts
                                          Donald J. Schneider

                          STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on an investment in (1) the Company's Common Stock (including reinvestment of dividends), (2) the Standard & Poor's 500 Stock Index (including reinvestment of dividends), and (3) the Russell 2000 Stock Index (including reinvestment of dividends) for the period December 31, 1998 through December 31, 2003. In each case, the graph assumes the investment of $100 on December 31, 1998.


$200
                                                             189<F1>

                                               149<F1>       141<F3>
                                    126<F1>
           121<F3>      118<F3>     121<F3>
           121<F2>      110<F2>
           105<F1>      104<F1>
$100
                                     97<F2>     96<F3>        97<F2>

                                                76<F2>


$0
1998        1999        2000        2001        2002        2003
                              YEAR



<F1> FRANKLIN ELECTRIC
<F2> S&P 500
<F3> Russell 2000

                         SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 2001 through 2003 for the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who served as executive officers of the Company during 2003.
























































                              ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                              -------------------     ----------------------
                                        BONUS               SECURITIES
                                     (PERFORMANCE           UNDERLYING
NAME AND                                 BASED                OPTIONS                ALL OTHER
PRINCIPAL POSITION    YEAR      SALARY INCENTIVE)         (# OF SHARES)            COMPENSATION<F1>
------------------    ----      ------ ---------           -----------             ------------
R. Scott Trumbull,    2003    $475,000  $475,000            200,000                  $ 7,000
  Chairman of the     2002        -         -                   -                        -
  Board and CEO<F2>   2001        -         -                   -                        -

Peter-Christian Maske,2003    $251,508  $xxx,xxx                -                    $86,791
  Senior Vice         2002     235,000   176,250                -                      7,000
  President,          2001     220,000   165,000                -                      5,950
  President-Europa

Jess B. Ford,         2003    $235,000  $xxx,xxx                -                     $7,000
  Senior Vice         2002     235,000   176,250                -                      7,000
  President           2001     220,000   165,000             15,000                    5,950

Gregg C. Sengstack,   2003    $235,000  $xxx,xxx                -                     $7,000
  Senior Vice         2002     205,000   153,750              8,000                    7,000
  President, Chief    2001     175,000   131,250             13,000                    5,950
  Financial Officer
  and Secretary

Kirk M. Nevins        2003    $165,000  $xxx,xxx                -                     $7,000
  Vice President,     2002     165,000   123,750                -                     17,000
  Sales               2001     155,000   116,250             15,000                    5,950

William H. Lawson,    2003    $109,890      -                   -                    $ 7,000
  Retired Chairman of 2002     510,000   382,500                -                      7,000
  the Board, CEO and  2001     475,000   356,250             40,000                    5,950
  President<F3>







<F1> All Other Compensation for 2003 reflects Company matching contributions to employee benefit plans of $7,000 for each executive officer and Mr. Maske received two months base salary of $39,167 plus additional relocation costs (including tax gross-up) of $40,624. In 2002, Mr. Nevins received a Chairman's Bonus of $10,000; All Other Compensation reflects Company matching contributions to the employee benefit plans.

<F2> Mr. Trumbull became Chairman and CEO effective with Mr. Lawson's retirement.

<F3> Mr. Lawson retired in February 2003 as an officer and director of the
     Company.


                    OPTION GRANTS IN 2003 FISCAL YEAR

                              Percent                          Potential
                 Number of   of Total                        Realizable Value
                 Securities   Options   Exercise            at Assumed Annual
                 Underlying  Granted to    or             Rates of Stock Price
                  Options    Employees    Base              Appreciation for
                  Granted(1)  in Fiscal   Price  Expiration   Option Term
                                                             -----------
Name                (#)        Year      ($/Sh)    Date     5% ($)   10%($)
----              -------    ---------   ------ ----------  ------   ------

R. Scott Trumbull 200,000       100%     $48.01  1/1/13 $6,038,646 $15,303,115

Jess B. Ford          -          -         -          -         -        -

Peter-Christian
   Maske              -          -         -          -         -        -

Gregg C. Sengstack    -          -         -          -         -        -

Kirk M. Nevins        -          -         -          -         -        -

William H. Lawson     -          -         -          -         -        -

(1) Options were granted on January 1, 2003 and vest at a rate of 20% per year beginning on January 1, 2004.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                      YEAR-END OPTION VALUES

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                   Shares                  Options at          Options at
                  Acquired                   Fiscal               Fiscal
                     on        Value        Year-End (#)        Year-End($)
                  Exercise    Realized(1)   Exercisable/        Exercisable/
Name                (#)         ($)       Unexercisable       Unexercisable(2)
----              --------    --------    -------------       -------------

R.Scott Trumbull      -           -       60,000/170,000 $  953,330/$2,112,860

Jess B. Ford        60,000  $2,877,000    60,000/25,000  $1,974,750/$636,525

Peter-Christian
   Maske              -           -       96,000/36,000  $2,387,040/$932,640

Gregg C. Sengstack  10,000    $507,300    38,800/26,200  $1,096,674/$576,783

Kirk M. Nevins      35,000    $869,690     3,000/17,000  $   62,895/$412,605

William H. Lawson  128,000  $4,428,040         0/0               $0/$0


(1) Based on the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price.
(2) Based on the excess of the fair market value of the Common Stock of $60.24 on January 3, 2004 over the option exercise price.

                               PENSION PLANS

     The Company has three pension plans in which executive officers participate: the Franklin Electric Co., Inc. Basic Retirement Plan, the Franklin Electric Co., Inc. Cash Balance Plan, and the Franklin Electric Co., Inc. Pension Restoration Plan (collectively referred to herein as the "Pension Plans").

     The following table illustrates the approximate combined annual pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus.

           COMBINED ANNUAL PENSION AMOUNT, INCLUDING SOCIAL SECURITY

ANNUAL
COMPEN-                         YEARS OF SERVICE
SATION         10         15         20         25         30         35

$ 150,000  $ 52,500   $ 60,000   $ 67,600   $ 79,300   $ 91,000   $102,700
  200,000    70,000     80,000     90,000    100,000    112,000    127,200
  250,000    87,500    100,000    112,500    125,000    133,000    151,700
  300,000   105,000    120,000    135,000    150,000    154,000    176,200
  350,000   122,500    140,000    157,500    175,000    175,000    200,700
  400,000   140,000    160,000    180,000    200,000    200,000    225,200
  450,000   157,500    180,000    202,500    225,000    225,000    249,700
  500,000   175,000    200,000    225,000    250,000    250,000    274,200
  550,000   192,500    220,000    247,500    275,000    275,000    298,700
  600,000   210,000    240,000    270,000    300,000    300,000    323,200
  650,000   227,500    260,000    292,500    325,000    325,000    347,700
  700,000   245,000    280,000    315,000    350,000    350,000    372,200
  750,000   262,500    300,000    337,500    375,000    375,000    396,700
  800,000   280,000    320,000    360,000    400,000    400,000    421,200
  850,000   297,500    340,000    382,500    425,000    425,000    445,700
  900,000   315,000    360,000    405,000    450,000    450,000    470,200
  950,000   332,500    380,000    427,500    475,000    475,000    494,700

     Years of service for the named executive officers eligible to receive the foregoing pension amounts are as follows: Mr. Trumbull, 1 year; Mr. Ford, 8 years; Mr. Sengstack, 15 years; and Mr. Nevins, 32 years. For Mr. Maske's pension calculations, he has 4 years of service under pension plans of the Company and 26 years of service under pension plans of one of the Company's foreign subsidiaries. His combined annual pension amount, including social security (both U.S. and foreign) does not exceed the benefits listed in the table above.

                                AGREEMENTS

     The Company has employment agreements with R. Scott Trumbull, Chairman of the Board and Chief Executive Officer; Gregg C. Sengstack, Senior Vice President, Chief Financial Officer and Secretary and Jess B. Ford, Senior Vice President.

     The agreements with Messrs. Trumbull and Sengstack are three-year agreements which automatically extend for an additional year unless either party provides 90 days advance written notice of an election not to extend the then current term. Under Mr. Trumbull's agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Trumbull his annual compensation, including bonus, for the period from termination to the earlier of (i)the date on which Mr. Trumbull reaches his normal retirement age, or (ii)whichever is applicable, (a)thirty-six months if termination is prior to January 1, 2006, or (b)eighteen months if termination is after January 1, 2006, and all stock options held by Mr. Trumbull may become immediately exercisable. Under Mr. Sengstack's agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Sengstack his annual compensation, including bonus, for a period of eighteen months after termination, and all stock options held by Mr. Sengstack may become immediately exercisable. If termination is effected within two years after a Change in Control of the Company (as defined in the agreements), the Company may be required to pay Messrs. Trumbull and Sengstack their respective annual compensation for up to three years from the date of termination or change in control, whichever is earlier, and to continue to provide them with certain benefits under the Company's benefit plans in which they were a participant at the time of their termination of employment. Under his agreement, Mr. Trumbull is deemed to have five years of full-time service with the Company as of January 1, 2003 for purposes of vesting provisions and benefit accruals under certain employee benefit plans of the Company.

     The agreement with Mr. Ford may be terminated by either the Company or by Mr. Ford upon 90 days advance written notice. Under the agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Ford his annual compensation, including bonus, for a period of one year after termination, and all stock options held by Mr. Ford may become immediately exercisable. If termination is effected in connection with a change in control of the Company, the Company may be required to pay Mr. Ford his annual compensation for up to two years from the date of termination or change in control, whichever is earlier, and to continue to provide him with certain benefits under the Company's benefit plans in which he was a participant at the time of his termination of employment.

     The Company has a consulting agreement with its former Chairman, Chief Executive Officer and President, Mr. William H. Lawson, effective from March 1, 2003 and continuing through February 7, 2007. Mr. Lawson provides the Company with up to 500 hours of consulting services per year respecting the general domestic and international operations of the Company, acquisitions and business strategy. The Company will pay Mr. Lawson $28,333 per month (an annual rate of $340,000) for services to be performed through February 7, 2004, and $21,250 per month (an annual rate of $255,000) thereafter. In addition, Mr. Lawson is eligible to receive an annual performance bonus calculated in the same manner as the annual performance bonuses for the Company's executive officers.

                    SECURITIES AUTHORIZED FOR ISSUANCE UNDER
                          EQUITY COMPENSATION PLANS

     The following table sets forth information about the Company's equity compensation plans as of January 3, 2004.

                                                                (C)
                                                        Number of Securities
                        (A)                 (B)          Remaining Available
               Number of Securities  Weighted-Average     for Future Issuance
                to be Issued Upon     Exercise Price         Under Equity
                  Exercise of         of Outstanding      Compensation Plans
                Outstanding Options,     Options,       (Excluding Securities
Plan Category    Warrants & Rights   Warrants & Rights  Reflected in Column A)
-------------   -------------------  -----------------  ----------------------

Equity Compensation
 Plans Approved by
 Security Holders(1)    1,266,900            $37.85             1,409,900

Equity Compensation
 Plans Not Approved
 by Security Holders(2)     4,790              NA                  45,210

(1) This Plan category includes the following plans: Franklin Electric Co., Inc. Stock Option Plan (184,300 shares remain available for issuance), Key Employee Performance Incentive Stock Plan (200,000 shares remain available for issuance), Amended 1988 Executive Stock Purchase Plan (1,025,600 shares remain available for issuance), 1990 Nonemployee
Director Stock Option Plan (zero shares remain available for issuance), 1986 Non-qualified Stock Option Plan (zero shares remain available for issuance).

(2) This Plan category includes the Nonemployee Directors' Deferred Compensation Plan, adopted in 2000 and described above under the caption "Information About the Board and its Committees". The information included in column A represents shares underlying stock units, payable on a one-for-one basis, credited to the directors' respective stock unit accounts as of January 3, 2004. Nonemployee directors may elect to receive the distribution of stock units in cash or in shares of the Company's Common Stock.

        APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION
         TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK


       At its meeting on February 13, 2004, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the Company's Restated Articles of Incorporation (the "Restated Articles of Incorporation") to increase the number of shares of common stock, par value $.10 per share, authorized for issuance by 20,000,000 from 25,000,000 to 45,000,000 shares.
If the amendment is approved by shareholders, ARTICLE VI of the Restated Articles of Incorporation would be amended to provide, in pertinent part, that the shares of authorized capital stock shall be divided into, among others, a class of "45,000,000 shares of Common Stock, par value $.10 per share."
       The Company currently is authorized to issue 25,000,000 shares of common stock. As of __________, 2004, there were __________ shares of common stock issued and outstanding, and an additional __________ shares were reserved for issuance under the Company's benefit plans or upon exercise of options issued under such plans. As a result, as of __________ , 2004, a total of __________ authorized shares of common stock remained available for future issuance. Adoption of the proposed amendment would increase the number of authorized shares of common stock available for future issuance to 45,000,000 shares.
       The additional shares of common stock for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of common stock. Holders of shares of common stock do not have preemptive rights to subscribe for and purchase any new or additional shares of common stock or securities convertible into shares of common stock.
       The purpose of increasing the number of authorized shares of common stock is to provide additional authorized shares of common stock which may be issued for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, stock splits, stock dividends or other distributions, future financings, acquisitions and benefit plans.
The increase in the number of shares of common stock authorized for issuance would enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders. Under the provisions of the Indiana Business Corporation Law, a board of directors may issue authorized but unissued shares of common stock without shareholder approval. Upon adoption of the amendment, the Board of Directors would be authorized to issue additional shares of common stock at such time or times, to such persons and for such consideration as it may determine, except as may otherwise be required by law. Although the Company anticipates that it may issue shares of common stock for one or more of the foregoing purposes, the Company has no firm plans, understanding or agreements for the issuance of any additional shares of common stock (other than the shares under its benefit and stock option plans). However, the Company has considered the possibility of a stock split, but any such decision would require Board approval and would only be made after further consideration of the availability of sufficient shares to fund the stock split, the stock price of the Company's Common Stock and then current market conditions.
       Except as required by law or as a condition to continued inclusion in the Nasdaq National Market System, or listing on any stock exchange which the shares of common stock may in the future be listed, it is unlikely that further authorization by vote of shareholders would be sought for any issuance of the shares of common stock. Nasdaq rules currently require shareholder approval as a condition of continued eligibility for designation as a National Market System security in several instances, including issuances of shares in acquisition transactions where the number of outstanding shares of common stock could increase by 20% or more.
       The decision of the Board of Directors to propose an amendment increasing the number of shares of common stock authorized for issuance did not result from any effort by any person to accumulate the Company's stock or effect a change in control of the Company. However, one result of an increase may be to help the Board discourage or render more difficult a change in control. The additional shares could be used under certain circumstances to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of, persons seeking to affect a takeover or gain control of the Company, whether or not the change of control is favored by a majority of unaffiliated shareholders. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. The issuance of any additional shares of common stock could also have the effect of diluting the equity of existing holders and the earnings per share of existing shares of stock.
       The Company's Restated Articles of Incorporation and By-Laws contain certain provisions which may be viewed as having an antitakeover effect. The Restated Articles of Incorporation and By-Laws classify the Board into three classes; provide that vacancies on the Board are to be filled by a majority vote of directors (except that shareholders may fill vacancies on the Board if a majority of the directors remaining in office are unable to agree on a person to fill a vacancy and, in that event, call a special meeting of shareholders for that purpose), and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred; and provide that directors may only be removed by a vote of the holders of not less than two-thirds of the outstanding voting shares at a meeting of shareholders. Under the Company's By-Laws, a shareholder who wishes to nominate a candidate for election to the Board of Directors or to introduce business to be considered at the annual meeting must give advance notice to the Company. If the election of directors is to take place at an annual meeting of shareholders, notice of a proposed nomination must be given no later than 90 days before the anniversary date of the prior annual meeting.
If the election is to be held at a special meeting of shareholders called for that purpose, notice of a proposed nomination must be given not later than the close of business on the seventh day following the earlier of the date on which notice of the special meeting was first given to shareholders or the date on which public disclosure of the special meeting was made. Notice of business to be brought before an annual meeting of shareholders must be given no later than 90 days before the anniversary date of the prior meeting. The By-Laws further provide that special meetings of shareholders may only be called by the Chairman, President or a majority of the Board of Directors. Amendment of the provisions of the Restated Articles of Incorporation relating to the number and classes of directors as fixed by the By-Laws requires the vote of the holders of not less than two-thirds of the outstanding voting shares, whereas the By-Laws may be amended only by the Board of Directors of the Company. All of the foregoing provisions tend to make a change in control of the Board more difficult or time consuming.
       In addition, on October 15, 1999, the Company adopted a Rights Agreement ("Rights Agreement") and issued, as a dividend, one right (a "Right") for each outstanding share of common stock. Each share of common stock issued since the date of that dividend also includes one Right. Each Right, when exercisable, entitles the holder to buy one one-hundredth of a share of Series I Junior Participating Preference Stock, without par value, of the Company, at an exercise price of $300, subject to adjustment. The Rights become exercisable twenty (20) days after the date of a public announcement that a person or group (i) has acquired 15% or more of the voting power of the Company or (ii) has announced a tender or exchange offer, following which it would hold 30% or more of the Company's voting power. Upon the occurrence of certain specified events thereafter, each Right entitles the holder to acquire that number of shares of common stock of the Company (or shares of the acquirer under certain circumstances) having a market value of two times the exercise price of the Right. The Company may redeem the Rights at the price of $.01 per Right prior to the occurrence of an event that causes the Rights to be exercisable. The Rights will expire on February 28, 2011. The Rights Agreement is designed to protect the value of the shareholders' investment in the Company, while preserving the possibility of a fair acquisition bid.
       The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the amendment to the Restated Articles of Incorporation.
       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 25,000,000 TO 45,000,000.

                         RATIFICATION OF THE APPOINTMENT
               OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

     The Audit Committee has appointed the firm of Deloitte & Touche LLP as independent auditors for the 2004 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. If the shareholders fail to ratify Deloitte & Touche LLP as independent auditors, the Audit Committee will reassess its appointment. Deloitte & Touche LLP has acted as independent auditors for the Company since 1988.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.

AUDIT FEES

     The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q were $243,000 and $204,600, respectively, for the fiscal years ended January 3, 2004 and December 28, 2002. Audit related expenses were $32,000 and $26,000, respectively, for the fiscal years ended January 3, 2004 and December 28, 2002.

AUDIT-RELATED FEES

     The fees for audits of the Company's employee benefit plans rendered by Deloitte were $30,000 and $38,000, respectively, for the fiscal years ended January 3, 2004 and December 28, 2002.

TAX FEES

     The fees for tax services rendered by Deloitte were $xxx,xxx and $xxx,xxx respectively, for the fiscal years ended January 3, 2004 and December 28, 2002.

AUDIT COMMITTEE PRE-APPROVAL POLICY
     In February 2004, the Audit Committee adopted a Pre-Approval Policy for Audit, Audit-Related and Non-Audit Services. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve services not prohibited by law up to a maximum of $10,000 individually or $50,000 in the aggregate, provided that the Audit Committee Chairman shall report any decisions to pre-approve services to the full Audit Committee at its next meeting. For the fiscal year ended January 3, 2004 the Company did not pay any fees for services pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(c).

                            STOCKHOLDER PROPOSALS

     November 5, 2004 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2005 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company's proxy statement must be received by the Company no later than February 4, 2005 to be considered for presentation at that meeting.

                              OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the 2004 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March xx, 2004


Gregg C. Sengstack
Senior Vice President, Chief
Financial Officer and Secretary

                                                                EXHIBIT A
                    FRANKLIN ELECTRIC CO., INC.
                      AUDIT COMMITTEE CHARTER

                   Effective:  February 13, 2004

A.  PURPOSE

       The purpose of the Franklin Electric Co., Inc. Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Franklin Electric Co., Inc. (the "Company") in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. Specifically, the Committee shall assist the Board in overseeing (a) the accounting and financial reporting processes of the Company and the audits of the Company's financial statements and the attestation on management's assertion on internal controls for financial reporting, (b) the Company's compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company's independent auditors, and (d) the performance of the Company's internal audit function and the independent auditors. The Committee also shall develop and recommend to the Board Corporate Governance Guidelines applicable to the Company and review and approve the audit committee report required to be included in the Company's annual proxy statement under the applicable rules of the Securities and Exchange Commission (the "SEC").
B.  DUTIES AND RESPONSIBILITIES
       1.  FINANCIAL REPORTING
Review the annual financial statements and independent auditor's reports to be filed with the SEC, and determine whether to recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K for its most recent fiscal year.
In connection with such review of the annual financial statements, consider and discuss with the Company's independent auditors and, if appropriate, management:
(a) the development, selection and disclosure of critical accounting estimates and judgments made by management;
(b) the initial selection of or changes in significant accounting policies or their application during the year;
(c) the accounting methods used to account for significant, complex or unusual transactions;
(d) any significant adjustments proposed by the independent auditors; and
(e) all other matters required by professional standards to be communicated to the Committee by the independent auditors, including the matters required to be communicated under Statement on Auditing Standards No. 61, as modified or supplemented from time to time.
In connection with each audit, receive a report from the independent auditors regarding (a) all critical accounting policies and practices used, (b) alternative treatments of financial information within GAAP related to material items that have been discussed with management, and the ramifications of the use of such alternatives and the treatment preferred by the independent auditors, and (c) any other material written communications between the independent auditors and management.
Comply with the requirements of the SEC, The Nasdaq Stock Market
("Nasdaq") and any other applicable regulatory requirements with respect to interim financial information that are determined to be applicable to the Committee.
       2.  INDEPENDENT AUDITORS
Have the sole authority to engage, retain and terminate, and determine the funding for, the independent auditors.
Be directly responsible for overseeing the work of the independent auditors (including the resolutions of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.
Review and pre-approve (a) all engagements in connection with audit, review and attest reports required under the securities laws and, (b) subject to the provisions of the Securities Exchange
Act of 1934, as amended (the "1934 Act"), any non-auditing services to be provided by the independent auditors, including the terms of the engagement and fees paid to the independent auditors, subject to the de minimis exception under the 1934 Act for the provision of non-auditing services that are approved by the Committee before the completion of the audit. The Committee may establish appropriate pre-approval policies and delegate to a subcommittee of one or more of its members the authority to pre-approve auditing and permitted non-auditing services. Any decision by such subcommittee to pre-approve auditing or non-auditing services shall be presented to the full Committee for its approval at its next scheduled meeting.
Evaluate, at the time of the engagement and periodically thereafter, the independence of the independent auditors and report its conclusions to the Board. In connection with such evaluation, the Committee shall require the independent auditors to deliver at least annually a formal written statement delineating all relationships between the independent auditors and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1, as such standard may be amended, supplemented or replaced, and shall discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the auditors. The Committee also shall obtain from the independent auditors a written statement of the aggregate fees billed for each of the categories of services set forth in Item 9 of Schedule 14A under the 1934 Act.

Ask the Company's independent auditors to confirm, each year before work is begun on the audit of the Company's financial statements, that the persons who are serving as "audit partners," as defined in applicable SEC rules, in connection with such audit have complied with applicable SEC rules relating to audit partner rotation. The Committee shall also consider, as part of its annual review of the independence of its independent auditors, whether or not there should be a regular rotation of the independent auditing firm.
Meet with the independent auditors before each audit to discuss the planning and staffing of the audit.
Evaluate the performance of the independent auditors and the lead partner and report its conclusions to the Board. In connection with such evaluation, the Committee shall obtain, at least annually, from the independent auditors a report that describes
(a) the independent auditors' internal quality-control procedures,
(b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by any governmental or professional authority respecting one or more independent audits conducted by the independent auditors, and (c) any steps taken to address those issues. The Committee shall also solicit and take into account the opinions of management and of the Company's internal auditors.
Ensure that the Company complies with applicable SEC rules relating to the hiring of employees or former employees of the independent auditors who participated in the audit of the Company's financial statements.
Annually assess management's performance in maintaining effective accounting, financial and compliance policies, procedures and controls.
       3.  INTERNAL CONTROL
Review with the independent auditors, the internal auditors and with Company management the quality as well as the acceptability of the Company's accounting policies and the adequacy and effectiveness of the Company's procedures and controls, and elicit any recommendations for improvement thereof.
Review with internal auditors and independent auditors the circumstances with respect to the existence of unresolved disagreements or differences of opinion (if any) regarding accounting policies, treatments, procedures, controls, or financial disclosures and determine that such items have been resolved in a manner consistent with the Committee's knowledge and understanding of the issues.
       4.  INTERNAL AUDIT
Review annually the internal audit function of the Company, including its proposed programs, the coordination of its programs with the independent auditors and the significant findings of internal audit reviews.
Confirm and assist in assuring the independence of the internal audit function.
Review with management the performance of the internal audit function and concur in the appointment, replacement, reassignment or dismissal of the manager of internal audit.
Ensure that the internal audit function has adequate resources.
       5.  COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS
Discuss with management and the independent auditors any correspondence with the SEC, Nasdaq or other regulatory or self-regulatory agency relating to the Company's financial reporting obligations, including any comment letters received from the SEC on the Company's financial statements and the Company's proposed response to those comments.
Establish procedures for receiving, processing, retaining and handling complaints regarding any accounting, internal accounting controls or auditing matters, and anonymous or confidential submissions by Company employees of concerns regarding questionable accounting or auditing matters as required by applicable law including the "Whistleblower" statute under Sarbanes-Oxley.
Develop and recommend to the Board, for its approval, a code of ethics for the Company's senior financial officers that complies with the requirements of the 1934 Act and applicable SEC rules and recommend to the Board, from time to time, for its approval, any revision and changes to the code that the Committee believes are necessary or advisable.
Discuss with the Company's Secretary and outside counsel, as appropriate, any litigation or other legal matters that may have a material effect on the Company's financial statements or its compliance policies.
Establish procedures for monitoring compliance by the Company's directors, officers and employees with the Company's Code of Business Conduct and Ethics and advise the Board of any material compliance problems identified by the Committee as the result of such procedures.
Obtain from the independent auditors confirmation that they have not become aware of any illegal acts that are required to be disclosed to the Committee under the 1934 Act.
       6.  OTHER DUTIES
Have authority to engage and determine funding for independent counsel and other outside advisors and to pay administrative expenses that are necessary or appropriate in carrying out its duties.
Review and consider the impact of emerging business issues and changing conditions on the scope of the internal and external audit activities. Inquire about significant risks or exposures and assess the steps management has taken to minimize or mitigate such risks or exposures.
Review and approve all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.
Review annually the results and administration of the various defined benefit and defined contribution plans of the Company.
Review annually expenses reported by officers and directors of the Company and the policies and procedures in effect for considering such expenses.
Conduct or authorize investigations into any matters within the Committee's scope of responsibility. The Committee may retain independent counsel, accountants and others to assist it in the conduct of such investigations.
Annually review the Audit Committee Charter and recommend to the Board, for its approval, any changes the Committee believes are necessary or advisable.
Annually conduct and review with the Board a performance evaluation of the Committee, which evaluation shall compare the performance of the Committee against the requirements of this Committee Charter and set the goals of the Committee for the upcoming year.
Meet separately, from time to time, with management, the internal auditors, and the independent auditors, as appropriate, to discuss matters within the scope of the Committee's duties.
Review and reassess, at least annually, the adequacy of the Corporate Governance Guidelines and recommend to the Board, for its approval, any changes the Committee believes are necessary or advisable.
Report, at each Board meeting, on Committee activities.
C.  COMMITTEE MEMBERSHIP
       The Committee shall consist of at least three directors, all of whom shall be "independent directors" under the Company's Corporate Governance Guidelines and the applicable rules of the SEC and Nasdaq.
       The Board shall appoint the Committee members and the Chairman of the Committee annually based on the recommendations of the Company's Personnel and Compensation Committee. The Board may fill vacancies on the Committee and remove a member from Committee membership at any time with or without cause.
       All committee members shall have, in the judgment of the Board, the literacy and experience requirements under the applicable rules of the SEC and Nasdaq and the provisions of the Sarbanes-Oxley Act of 2002 (the "Act"). Each committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, such as serving or having served as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as required by applicable Nasdaq rules. At least one Committee member shall be an "audit committee financial expert," as defined by applicable SEC rules.
       Committee members shall not simultaneously serve on the audit committee of more than two other public companies.
D.  COMMITTEE STRUCTURE AND OPERATIONS
       1.  MEETINGS
           The Committee shall meet at least four times a year. Additional meetings may be held, or actions may be taken by unanimous written consent, as deemed necessary or appropriate by the Committee Chairman or by any other member of the Committee. Minutes of each meeting shall be prepared by the Secretary or any Assistant Secretary of the Company or such other person designated by the Committee Chairman as Acting Secretary of the Committee, and when approved, shall be distributed to all Board members.
           The Committee may meet with the CEO, other members of management, the Company's internal auditors, the Company's independent auditors, and outside consultants or advisors as it may deem necessary or appropriate. The Committee shall meet separately, periodically, with management, the Company's internal auditors, and the Company's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believes should be discussed privately.
       2.  RESOURCES
           The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. In particular, the Committee shall have (a) direct and unrestricted access to the Company's management and non-management personnel, all corporate records and the Company's independent auditors, and (b) the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, without the approval of the engagement by the Board or management, and may direct the proper officers of the Company to pay the reasonable fees and expenses of any such advisor. The Committee may request its advisors to attend a meeting of the Committee or to meet with members of the Committee.
       3.  DELEGATION OF AUTHORITY
           The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.
       4.  COMPENSATION
           Director's fees (including any additional amounts paid to chairmen of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Company; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation for prior service so long as such compensation is not contingent in any way on continued service.

E.  LIMITATIONS ON AUDIT COMMITTEE'S DUTIES AND RESPONSIBILITIES
       The Committee's responsibility is one of oversight. The responsibility for the completeness and accuracy of the financial statements rests with the Company's management. The responsibility of the Company's independent auditors is to perform an audit and to express an opinion as to whether the Company's annual financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles.
       The Committee shall perform its responsibilities in accordance with the requirements of the Act, the SEC and Nasdaq.
       In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Company from which he or she receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (c) representations made by the Company's management as to any information technology, internal audit and other non-audit services provided by the Company's independent auditors to the Company.
The Company's independent auditors shall be accountable to the Board and the Committee. The independent auditors shall report directly to the Committee. The Committee shall have the authority and responsibility to evaluate, select, and, as appropriate, replace the Company's independent auditors.

                                 APPENDIX 1

FRANKLIN ELECTRIC PROXY

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714

This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints R. Scott Trumbull and Gregg C. Sengstack as Proxies, and each of them, with full power of substitution, with all power the undersigned would possess if personally present, and to vote all shares of common stock of Franklin Electric Co., Inc. held of record by the undersigned on February 27, 2004, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 5, 2004 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS. Proposal to elect Donald J. Schneider and R. Scott Trumbull as directors to serve until the 2007 Annual Meeting of Shareholders.
          FOR all nominees[ ]   WITHHOLD AUTHORITY to vote for all nominees[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
                    Donald J. Schneider    R. Scott Trumbull

2. FOR approval of an amendment to the Company's Restated Articles of Incorporation to increase the number of shares of authorized common stock.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

3. APPOINTMENT OF INDEPENDENT AUDITORS. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2004 fiscal year.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED________________________________, 2004

___________________________________________
                Signature

___________________________________________
         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.